Exhibit 99.1

Zoom Technologies Announces Intent to Voluntarily Delist from NASDAQ

NEW YORK, September 17, 2014 (GLOBE NEWSWIRE) -- Zoom Technologies, Inc. (Nasdaq:ZOOM) (the "Company" or "Zoom") announced today that it intends to seek a voluntary delisting from the NASDAQ Capital Market.

The voluntary decision to delist from NASDAQ was taken following the Board of Director's detailed review of numerous factors, including: the Company's inability to timely file its periodic reports with the Securities Exchange Commission (the "SEC") and a letter from Nasdaq dated August 20, 2014 regarding the same, and the likelihood that the Company no longer qualifies as an operating company and therefore no longer meets the requirements to remain a Nasdaq-listed company. Based on the foregoing factors, the Company no longer sees sufficient value in maintaining its listing on NASDAQ.

The Company intends to file with the SEC a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, on or about September 27, 2014 to commence the Nasdaq delisting process. It is expected that the delisting will take effect as of the close of trading on October 7, 2014. Following delisting, the Company anticipates that its common stock will be quoted in the over-counter OTC Pink marketplace, a centralized electronic quotation service.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this release are or may constitute "forward-looking statements." Words such as "believe," "expect," "anticipate," "project," "target," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. Actual results (including, without limitation, the ability of Zoom to create or maintain a liquid market or any market for its securities) could differ materially if not substantially from those described in the forward-looking statements. Important risks and other factors could cause actual results to differ materially from those indicated by such forward-looking statements. These risks have been more fully discussed in Zoom's reports filed or to be filed with the SEC and available at the SEC's website at http://www.sec.gov. Forward-looking statements included in this press release speak only as of the date of this press release. Zoom undertakes and assumes no obligation, and do not intend, to update Zoom's forward-looking statements, except as required by law.

CONTACT: Investor Relations

Zoom Technologies, Inc.

+86-10-5935-9576

ir@zoom.com